CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Condensed
Financial Information" and "Transfer and Dividend Disbursing Agent,
Custodian, Counsel and Independent Auditors" and to the use of our report dated January 30, 1998, which is incorporated by reference, in this Registration Statement (Form N-1A 33-49014) of The Dreyfus Socially Responsible Growth Fund, Inc.




                                          ERNST & YOUNG LLP

New York, New York
April 20, 1998